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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES


Name                                               Jurisdiction of Incorporation


Centro Hipotecario de Puerto Rico, Inc.                       Puerto Rico

Doral Bank                                                    Puerto Rico

Doral Mortgage Corporation                                    Puerto Rico

Doral Securities, Inc.                                        Puerto Rico